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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    ---------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



 Date of Report (Date of earliest event reported): MARCH 30, 2000
                                                   (MARCH 17, 2000)
                                                   -------------------


                                   CIBER, INC.
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             (Exact name of registrant as specified in its charter)


           DELAWARE                  0-23488                     38-2046833
           --------                  -------                     ----------
(State or other jurisdiction       (Commission                 (IRS Employer
      of incorporation)            File Number)              Identification No.)



             5251 DTC PARKWAY, SUITE 1400, ENGLEWOOD, COLORADO 80111
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              (Address of principal executive offices) (Zip Code)



       Registrant's telephone number, including area code: (303) 220-0100


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                                   CIBER, INC.
                    INFORMATION TO BE INCLUDED IN THE REPORT


ITEM 5. OTHER EVENTS.

On March 17, 2000, CIBER Inc.'s wholly-owned subsidiary Agilera.com, Inc. ("Agilera"), formerly CIBER Enterprise Outsourcing, Inc., completed a sale of preferred stock. Agilera sold 13,846,154 shares of its $.001 par value Series A Convertible Preferred Stock for $45.0 million. As a result of participating rights obtained by the purchasers in connection with their investment, CIBER, Inc., ("CIBER") which owns all of the outstanding common shares of Agilera, will retain an approximate 42% voting interest in Agilera. Accordingly, for financial reporting purposes, CIBER will no longer consolidate the results and accounts of Agilera and will account for its interest in Agilera using the equity method of accounting.

In connection with this transaction, Agilera paid $14.9 million to CIBER as full repayment of its advances to Agilera.


ITEM 7 (c). EXHIBITS.

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99.1.  Series A Convertible Preferred Stock Purchase Agreement among Agilera.com,
       Inc., CIBER, Inc. and The Purchasers dated February 29, 2000. The exhibits to the Agreement, which are listed in the Agreement, are omitted. CIBER agrees to supplementally furnish to the Commission a copy of any such exhibit upon request.

99.2. Agilera.com, Inc. Stockholder and Voting Agreement dated as of March 17, 2000. The exhibits to the Agreement, which are listed in the Agreement, are omitted. CIBER agrees to supplementally furnish to the Commission a copy of any such exhibit upon request.
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     Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                   CIBER, INC.



Date: March 30, 2000                By: /s/ Christopher L. Loffredo
                                       ------------------------------
                                       Christopher L. Loffredo
                                       V.P./Chief Accounting Officer